Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL

PDL BIOPHARMA, INC.

EXCHANGE OFFER FOR

ALL OUTSTANDING

2.875% CONVERTIBLE SENIOR NOTES DUE FEBRUARY 15, 2015

(CUSIP Nos. 69329YAB0 and 69329YAA2)

for new 2.875% Series 2011 Convertible Senior Notes due February 15, 2015

Pursuant to the Offering Memorandum dated November 15, 2011

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 13, 2011, OR SUCH LATER DATE AND TIME TO WHICH THE EXCHANGE OFFER MAY BE EXTENDED (THE “EXPIRATION TIME”). TENDERS MAY BE WITHDRAWN AT ANY TIME AT OR PRIOR TO THE EXPIRATION TIME.

The tender and paying agent is:

The Bank of New York Mellon Trust Company, N.A.

The Bank of New York Mellon Corporation

Corporate Trust Operations

Reorganization Unit

101 Barclay Street—7 East

New York, N.Y. 10286

Attn: Mr. David Mauer

or

By facsimile transmission

(for eligible institutions only):

(212) 298-1915

Confirm by telephone:

(212) 815-3687

TO TENDER OLD NOTES, THIS LETTER OF TRANSMITTAL OR AN AGENT’S MESSAGE MUST BE DELIVERED OR TRANSMITTED TO THE TENDER AND PAYING AGENT, WITH ALL REQUIRED DOCUMENTATION, AT OR PRIOR TO THE EXPIRATION TIME. TRANSMISSION OF THIS LETTER OF TRANSMITTAL OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY TO THE TENDER AND PAYING AGENT.

The instructions set forth in this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

By execution of this Letter of Transmittal, the undersigned acknowledges that he, she or it has received the offering memorandum, dated November 15, 2011 (the “Offering Memorandum”), of PDL BioPharma, Inc., a Delaware corporation (the “Company”), and this Letter of Transmittal, which together constitute the offer of the Company (the “Exchange Offer”) to exchange up to $180,000,000 in aggregate principal amount of outstanding 2.875% Convertible Senior Notes due February 15, 2015 (the “Old Notes”), for a like principal amount of new 2.875% Series 2011 Convertible Senior Notes due February 15, 2015 (the “New Notes”), and a cash payment, subject to the terms and conditions set forth therein. Recipients of the Offering Memorandum should carefully read the Offering Memorandum, including the requirements described in the Offering Memorandum with respect to eligibility to participate in the Exchange Offer. Capitalized terms used but not defined herein have the meanings given to them in the Offering Memorandum.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL CAREFULLY BEFORE CHECKING ANY BOX BELOW.

This Letter of Transmittal is to be completed by a holder desiring to tender Old Notes, unless such holder is executing the tender through The Depository Trust Company’s (“DTC”) ATOP system (as defined in “Terms of the Exchange Offer—Procedures for Tendering” in the Offering Memorandum).

Only registered holders are entitled to tender their Old Notes for exchange in the Exchange Offer. To properly tender old notes, DTC participants must electronically submit their acceptance through DTC’s ATOP system or complete, sign and mail or transmit this Letter of Transmittal to the Tender and Paying Agent prior to the Expiration Time. Additionally, the Tender and Paying Agent must receive either a timely confirmation of book-entry transfer of the Old Notes or an Agent’s Message (described below) through DTC’s ATOP system.

The term “Agent’s Message” means a message, electronically transmitted by DTC to the Tender and Paying Agent, forming part of a book-entry transfer stating that DTC has received an express acknowledgement from the tendering holder of the Old Notes that such holder has received and agrees to be bound by, and makes each of the representations and warranties contained in, this Letter of Transmittal, and, further, that such holder agrees that the Company may enforce this Letter of Transmittal against such holder.

Any participant in DTC’s system whose name appears on a security position listing as the registered owner of Old Notes and who wishes to make book-entry delivery of Old Notes to the Tender and Paying Agent’s account at DTC can execute the tender through DTC’s ATOP, for which the Exchange Offer will be eligible, by following the applicable procedures thereof. Upon such tender of Old Notes:

•	DTC will verify the tender and execute a book-entry delivery of the tendered Old Notes to the Tender and Paying Agent’s account at DTC;

•	DTC will send to the Tender and Paying Agent for its acceptance an Agent’s Message forming part of such book-entry transfer; and

•	transmission of the Agent’s Message by DTC will satisfy the terms of the Exchange Offer as to execution and delivery of a Letter of Transmittal by the participant identified in the Agent’s Message.

Delivery of documents to DTC does not constitute delivery to the Tender and Paying Agent.

In order to properly complete this Letter of Transmittal, a holder of Old Notes must:

•	complete the box entitled “Description of Old Notes Tendered;”

•	if appropriate, check and complete the box relating to special issuance instructions;

•	complete the box entitled “Sign Here to Tender Your Old Notes in the Exchange Offer;” and

•

complete the IRS Form W-9 accompanying this Letter of Transmittal or the applicable IRS Form W-8, which may be obtained from the Tender and Paying Agent or the U.S. Internal Revenue Service at its website: www.irs.gov.

The Exchange Offer may be extended, terminated or amended as provided in the Offering Memorandum. During any such extension of the Exchange Offer, all Old Notes previously tendered and not withdrawn pursuant to the Exchange Offer will remain subject to the Exchange Offer. The Exchange Offer is scheduled to expire at 5:00 p.m., New York City time, on December 13, 2011, unless extended by the Company.

Persons who are beneficial owners of Old Notes through an account maintained by a broker, dealer, commercial bank, trust company or other nominee but are not registered holders and who desire to tender Old Notes should contact their nominee promptly and instruct it to tender on such beneficial owner’s behalf.

SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

The undersigned hereby tenders for exchange the Old Notes described in the box below entitled “Description of Old Notes Tendered” pursuant to the terms and conditions described in the Offering Memorandum and this Letter of Transmittal. Tendered Old Notes are being delivered by book-entry transfer made to the account maintained by the Tender and Paying Agent with DTC.

OLD NOTES MUST BE TENDERED BY BOOK ENTRY TRANSFER

PLEASE COMPLETE THE FOLLOWING

Name of Tendering Institution:
DTC Participation Number:
Account Number:
Transaction Code Number
Principal Amount of Old Notes Being Tendered:* CUSIP NO. 69329Y AB0 CUSIP NO. 69329Y AA2 *Must be tendered in denominations of $1,000 principal amount of integral multiples thereof.

By crediting Old Notes to the Tender and Paying Agent’s account at DTC in accordance with ATOP and by complying with applicable ATOP procedures with respect to the Exchange Offer, including transmitting an Agent’s Message to the Tender and Paying Agent in which the holder of the Old Notes acknowledges and agrees to be bound by the terms of this Letter of Transmittal, the participant in ATOP confirms on behalf of itself and the beneficial owners of such Old Notes all provisions of this Letter of Transmittal applicable to it and such beneficial owners as if it had completed the information required herein and executed and delivered this Letter of Transmittal to the Tender and Paying Agent.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company for exchange the Old Notes indicated above. Subject to, and effective upon, acceptance for exchange of the Old Notes tendered herewith, the undersigned hereby sells, assigns and transfers to the Company all right, title and interest in and to all such Old Notes tendered for exchange hereby. The undersigned hereby irrevocably constitutes and appoints the Tender and Paying Agent as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Tender and Paying Agent also acts as agent of the Company) with respect to such Old Notes, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to:

•	transfer ownership of such Old Notes on the account books maintained by DTC, together, in each such case, with all accompanying evidences of transfer and authenticity to the Company;

•	present and deliver such Old Notes for transfer on the books of the Company; and

•	receive all benefits or otherwise exercise all rights and incidents of beneficial ownership of such Old Notes, all in accordance with the terms of the Exchange Offer.

The undersigned represents and warrants that he, she, or it has full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire the New Notes issuable upon the exchange of such tendered Old Notes, and that, when the Old Notes are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned also warrants that he, she, or it will, upon request, execute and deliver any additional documents deemed by the Tender and Paying Agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Notes or transfer ownership of such Old Notes on the account books maintained by DTC.

The undersigned acknowledges that the Exchange Offer is being made in reliance upon Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), to exempt the Exchange Offer from the registration requirements of the Securities Act.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy, and personal and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

Old Notes properly tendered may be withdrawn at any time at or prior to the Expiration Time in accordance with the terms of the Offering Memorandum and this Letter of Transmittal.

The Exchange Offer is subject to certain conditions, some of which may be waived or modified by the Company, in whole or in part, at any time and from time to time, as described in the Offering Memorandum under the caption “Terms of the Exchange Offer—Conditions of the Exchange Offer.” The undersigned recognizes that as a result of such conditions the Company may not be required to accept for exchange, or to issue New Notes in exchange for, any of the Old Notes validly tendered hereby. All tendering holders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance or rejection of their Old Notes for exchange.

The Company is not aware of any jurisdiction in which the making of the Exchange Offer or the tender of Old Notes in connection therewith would not be in compliance with the laws of such jurisdiction. If the making of the Exchange Offer would not be in compliance with the laws of any jurisdiction, the Exchange Offer will not be made to the registered holders residing in such jurisdiction.

Unless otherwise indicated under “Special Issuance Instructions,” please credit the account of the undersigned maintained at DTC appearing under the table “Description of Old Notes Tendered” with any Old

Notes not accepted for exchange or any New Notes issued and cash paid in exchange for Old Notes. The undersigned recognizes that the Company has no obligation pursuant to the special issuance instructions below to transfer any Old Notes from the name of the holder thereof if the Company does not accept for exchange any of the Old Notes so tendered or if such transfer would not be in compliance with any transfer restrictions applicable to such Old Notes.

SPECIAL ISSUANCE INSTRUCTIONS

(SEE INSTRUCTIONS 1, 6, 7 AND 8)

To be completed ONLY if (i) New Notes issued and cash paid in exchange for the Old Notes are to be credited to an account maintained at DTC other than the account indicated above, or (ii) Old Notes tendered that are not exchanged are to be returned by credit to an account maintained at DTC other than the account indicated above.

Issued to:

Name:

(Please Print)

Address:

(Including Zip Code)

(Taxpayer Identification Number or Social Security Number)

Credit New Notes issued and cash paid in exchange for the Old Notes, or Old Notes not exchanged, to the DTC account set forth below:

(DTC Account Number)

Name:

(Please Print)

Address:

(Including Zip Code)

(Taxpayer Identification Number or Social Security Number)

SIGN HERE TO TENDER YOUR OLD NOTES IN THE EXCHANGE OFFER

Signature of holder of Old Notes

Dated:                     , 2011

Must be signed by the registered holder of Old Notes exactly as the name appears on a security position listing or by a person authorized to become a registered holder by endorsements and documents transmitted herewith. If signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information and see Instruction 6.

Capacity (Full Title):

Name:

(Please type or print)

Address:

(Include Zip Code)

Area Code and Telephone Number:

GUARANTEE OF SIGNATURE

(If required—see Instructions 1 and 6)

Authorized Signature:

Name:

(Please type or print)

Title:

Name of Eligible Institution:

Address:

(Include Zip Code)

Area Code and Telephone Number:

Dated:                     , 2011

IMPORTANT: COMPLETE AND SIGN THE IRS FORM W-9

ACCOMPANYING THIS LETTER OF TRANSMITTAL, OR THE APPROPRIATE IRS FORM W-8,

AS APPLICABLE

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange Offer

1. Guarantee of Signature. Any signature on this Letter of Transmittal need not be guaranteed if the Old Notes tendered hereby are tendered:

•	by the registered holder of Old Notes thereof, unless such holder has completed the box entitled “Special Issuance Instructions” above; or

•

for the account of an Eligible Institution. The term “Eligible Institution” means an institution that is a member in good standing of a Medallion Signature Guarantee Program recognized by the Tender and Paying Agent, for example, the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Signature Program. An Eligible Institution includes firms that are members of a registered national securities exchange, members of the National Association of Securities Dealers, Inc., commercial banks or trust companies having an office in the United States or certain other eligible guarantors.

In all other cases, any signature on this Letter of Transmittal must be guaranteed by an Eligible Institution.

2. Delivery of this Letter of Transmittal. In order for a holder of Old Notes to tender all or any portion of such holder’s Old Notes, the Tender and Paying Agent must receive either a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) or an Agent’s Message with respect to such holder, a confirmation of the book-entry transfer of the Old Notes being tendered into the Tender and Paying Agent’s account at DTC and any other required documents, at or prior to the Expiration Time. Delivery of the documents to DTC does not constitute delivery to the Tender and Paying Agent.

The method of delivery to the Tender and Paying Agent of this Letter of Transmittal and all other required documents is at the election and risk of the holder of Old Notes. If such delivery is by mail, it is suggested that holders use properly insured registered mail, return receipt requested, and that the mailing be sufficiently well in advance of the Expiration Time to permit delivery to the Tender and Paying Agent at or prior to such date. The transmission to the Tender and Paying Agent of this Letter of Transmittal and all other required documents will be deemed made when actually received or confirmed by the Tender and Paying Agent.

All tendering holders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance or rejection of their Old Notes for exchange.

3. Inadequate Space. If the space provided in the box entitled “Description of Old Notes Tendered” above is not adequate, the principal amounts of Old Notes tendered should be listed on a separate signed schedule affixed hereto.

4. Withdrawal of Tenders. A tender of Old Notes may be withdrawn at any time at or prior to the Expiration Time by delivery of a written or facsimile notice of withdrawal to the Tender and Paying Agent at the address set forth on the cover of this Letter of Transmittal. To be effective, a notice of withdrawal must:

•	be received by the Tender and Paying Agent at or prior to the Expiration Time;

•	specify the name of the person having tendered the Old Notes to be withdrawn;

•	identify the Old Notes to be withdrawn (including the principal amount of such Old Notes);

•	specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of DTC;

•	include a statement that such holder is withdrawing his, her or its election to have such Old Notes exchanged;

•

be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered, with such signature guaranteed by an Eligible Institution (unless such withdrawing holder is an Eligible Institution) or be accompanied by documents of transfer (including a signature guarantee by an Eligible Institution) sufficient to permit the trustee under the Indenture to register the transfer of such Old Notes into the name of the person withdrawing the tender; and

•	specify the name in which any such Old Notes are to be registered, if different from that of the person tendering the Old Notes.

The Tender and Paying Agent will credit properly withdrawn Old Notes to the tendering holder’s account at DTC promptly following receipt of the notice of withdrawal. The Company will determine all questions as to the form and validity (including time of receipt) of any notice of withdrawal of a tender, in the Company’s reasonable discretion, which determination shall be final and binding.

Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any tendered Old Notes are not accepted for payment for any reason pursuant to the terms and conditions of the Exchange Offer will be credited to the tendering holder’s account at DTC promptly after the Expiration Time or the termination of the Exchange Offer. Old Notes validly withdrawn may thereafter be re-tendered at any time prior to the Expiration Time by following the procedures described under “Terms of the Exchange Offer—Procedures for Tendering” in the Offering Memorandum.

5. Partial Tenders. Tenders of Old Notes will be accepted only in denominations of $1,000 or an integral multiple thereof. If a tender for exchange is to be made with respect to less than the entire principal amount of any Old Notes, fill in the two lines in the box entitled “Principal Amount of Old Notes Being Tendered,” with the principal amount of Old Notes with the indicated CUSIP number that are tendered for exchange, as more fully described in the footnote thereto. A blank line in the box will indicate that the holder is tendering all of such holder’s Old Notes with the indicated CUSIP number.

6. Signatures on this Letter of Transmittal; Bond Powers and Endorsements.

•

If this Letter of Transmittal is signed by the registered holder of the Old Notes tendered for exchange hereby, the signature(s) on this Letter must be exactly the same as the name(s) that appear(s) on the security position listing of DTC in which such holder of Old Notes is a participant, without alteration or enlargement or any change whatsoever.

•	If any of the Old Notes tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

•

If any Old Notes tendered hereby are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of such Old Notes.

•

If this Letter of Transmittal or any certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Company of its authority to so act must be submitted, unless waived by the Company.

•

If the Old Notes or the New Notes issued in exchange for the Old Notes are to be issued in the name of a person other than the registered holder of the Old Notes tendered for exchange hereby, this Letter of Transmittal must be accompanied by bond powers or other documents of transfer sufficient to permit the trustee under the indenture to register the transfer of such Old Notes into the name of such person.

7. Transfer Taxes. Except as set forth in this Instruction 7, holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, New Notes issued in the Exchange Offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the Old Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Notes in connection with the Exchange Offer, then the holder must pay these transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of or exemption from these taxes is not submitted with this Letter of Transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

8. Special Issuance Instructions. If the New Notes to be issued and cash paid in exchange for Old Notes, or if any Old Notes not tendered or not accepted for exchange are to be issued to a person other than the person signing this Letter of Transmittal, the box entitled “Special Issuance Instructions” on this Letter of Transmittal should be completed. Holders of Old Notes tendering Old Notes may request that Old Notes not accepted for exchange, or New Notes to be issued and cash paid in exchange for Old Notes, be credited to such other account maintained at DTC as such holder may designate. In such event, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution.

9. Irregularities. All questions as to the forms of all documents and the validity of (including time of receipt) and acceptance of the tenders and withdrawals of Old Notes will be determined by the Company, in its sole discretion, which determination shall be final and binding. Alternative, conditional or contingent tenders will not be considered valid. The Company reserves the absolute right to reject any or all tenders of Old Notes that are not in proper form or the acceptance of which would, in the Company’s opinion, be unlawful. The Company also reserves the right to waive any defects or irregularities as to the tender of any particular Old Notes. The Company’s interpretation of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal) will be final and binding. Any defect or irregularity in connection with tenders of Old Notes must be cured within such time as the Company determines, unless waived by the Company. Tenders of Old Notes shall not be deemed to have been made until all defects or irregularities have been waived by the Company or cured. Neither the Company nor the Tender and Paying Agent, nor any other person, will be under any duty to give notice of any defects or irregularities in tenders of Old Notes, or will incur any liability to registered holders or beneficial owners of Old Notes for failure to give such notice.

10. Waiver of Conditions. To the extent permitted by applicable law, the Company reserves the right to waive any and all conditions to the Exchange Offer as described under “Terms of the Exchange Offer—Conditions of the Exchange Offer” in the Offering Memorandum, and accept for exchange any Old Notes tendered. To the extent that the Company waives any condition to the Exchange Offer, it will waive such condition as to all Old Notes.

11. Tax Identification Number and Backup Withholding. Federal income tax law generally requires that a holder of Old Notes whose tendered Old Notes are accepted for exchange (the “Payee”), provide the Tender and Paying Agent (the “Payor”) with such Payee’s correct Taxpayer Identification Number (“TIN”), which, in the case of a Payee who is an individual, is such Payee’s social security number. If the Payor is not provided with the correct TIN or an adequate basis for an exemption, such Payee may be subject to various penalties and backup withholding at the applicable withholding rate (which is currently 28%) on reportable payments that are made to the Payee with respect to the New Notes. Backup withholding is not an additional tax; rather the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained provided that the required information is timely furnished to the Internal Revenue Service (the “IRS”).

To prevent backup withholding, each Payee who is a “United States person” for U.S. federal income tax purposes must provide the Tender and Paying Agent with such Payee’s correct TIN by completing the IRS Form W-9 accompanying this Letter of Transmittal, certifying that the TIN provided is correct and that:

•	the Payee is a U.S. citizen or other U.S. person (as defined in the enclosed Instructions to IRS Form W-9 (the “W-9 Instructions”);

•	the Payee is not subject to backup withholding because (a) the Payee is exempt from backup withholding, (b) the Payee has not been notified by the IRS that such Payee is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified the Payee that such Payee is no longer subject to backup withholding.

If the Payee does not have a TIN, such Payee should consult “Part I. Taxpayer Identification Number (TIN)” in the W-9 Instructions for instructions on applying for a TIN. A Payee who has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future should write “Applied For” in the space for the TIN in Part I of the IRS Form W-9, and should sign and date the IRS Form W-9. If such a Payee does not provide his, her or its TIN to the Tender and Paying Agent by the time of the payment of any reportable payment, backup withholding will apply to such payment.

If the Old Notes are held in more than one name or are not in the name of the actual owner, consult the W-9 Instructions for information on which TIN to report.

A Payee who is not a “United States person” for U.S. federal income tax purposes should provide either a Form W-8BEN or other applicable Form W-8, properly completed and signed under penalties of perjury, attesting to such Payee’s foreign status and to other matters set forth on the relevant form.

Exempt Payees (including, among others, certain corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt Payee who is a “United States person” for U.S. federal income tax purposes must enter its correct TIN in Part I of the IRS Form W-9, check the box labeled “Exempt payee” and sign and date the form. See the W-9 Instructions for additional instructions. An exempt Payee who is not a “United States person” for U.S. federal income tax purposes must complete and submit an appropriate Form W-8, signed under penalty of perjury attesting to such exempt status. Such form may be obtained from the Tender and Paying Agent or the U.S. Internal Revenue Service at its website: www.irs.gov.

IRS CIRCULAR 230 DISCLOSURE. TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE IRS, WE INFORM YOU THAT ANY TAX ADVICE CONTAINED IN THIS COMMUNICTION (INCLUDING ANY ATTACHMENTS) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF (I) AVOIDING PENALTIES UNDER THE INTERNAL REVENUE CODE OR (II) PROMOTING, MARKETING OR RECOMMENDING TO ANOTHER PARTY ANY MATTERS ADDRESSED HEREIN.

12. Requests for Assistance or Additional Copies. Requests for assistance with respect to the procedures for the Exchange Offer or for additional copies of the Offering Memorandum, this Letter of Transmittal, or the W-9 Instructions may be directed to Georgeson Inc., the information agent, toll-free at (866) 541-3547.

13. Incorporation of this Letter of Transmittal. This Letter of Transmittal shall be deemed to be incorporated in, and acknowledged and accepted by, a tender through DTC’s ATOP procedures by any participant on behalf of itself and the beneficial owners of any Old Notes so tendered by such participant.

IMPORTANT—THIS LETTER OF TRANSMITTAL WITH ANY REQUIRED SIGNATURE GUARANTEES, OR AN AGENT’S MESSAGE IN LIEU THEREOF, TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS AND CONFIRMATION OF BOOK-ENTRY TRANSFER MUST BE RECEIVED BY THE TENDER AND PAYING AGENT AT OR PRIOR TO THE EXPIRATION TIME.

Form W-9 (Rev. December 2011) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give Form to the requester. Do not send to the IRS.

Print or type See Specific Instructions on page 2.	Name (as shown on your income tax return)
Business name/disregarded entity name, if different from above
Check appropriate box for federal tax classification:
	☐	Individual/sole proprietor	☐	C Corporation	☐	S Corporation	☐	Partnership	☐	Trust/estate
	☐ Limited liability company. Enter the tax classification (C = C corporation, S = S corporation, P = partnership) ▶ ☐ Other (see instructions) ▶										☐	Exempt payee
Address (number, street, and apt. or suite no.)
	City, state, and ZIP code						Requester’s name and address (optional)
List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on the “Name” line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number
	–	–

Employer identification number
–

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.	I am a U.S. citizen or other U.S. person (defined below).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 4.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued).

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

— An individual who is a U.S. citizen or U.S. resident alien,

— A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,

— An estate (other than a foreign estate), or

— A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

— The U.S. owner of a disregarded entity and not the entity,

— The U.S. grantor or other owner of a grantor trust and not the trust, and

— The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Cat. No. 10231X	Form W-9 (Rev. 12-2011)

Form W-9 (Rev. 12-2011)	Page 2

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Also see Special rules for partnerships on page 1.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name/disregarded entity name” line.

Partnership, C Corporation, or S Corporation. Enter the entity’s name on the “Name” line and any business, trade, or “doing business as (DBA) name” on the “Business name/disregarded entity name” line.

Disregarded entity. Enter the owner’s name on the “Name” line. The name of the entity entered on the “Name” line should never be a disregarded entity. The name on the “Name” line must be the name shown on the income tax return on which the income will be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a domestic owner, the domestic owner’s name is required to be provided on the “Name” line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on the “Business name/disregarded entity name” line. If the owner of the disregarded entity is a foreign person, you must complete an appropriate Form W-8.

Note. Check the appropriate box for the federal tax classification of the person whose name is entered on the “Name” line (Individual/sole proprietor, Partnership, C Corporation, S Corporation, Trust/estate).

Limited Liability Company (LLC). If the person identified on the “Name” line is an LLC, check the “Limited liability company” box only and enter the appropriate code for the tax classification in the space provided. If you are an LLC that is treated as a partnership for federal tax purposes, enter “P” for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter “C” for C corporation or “S” for S corporation. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the “Name” line) is another LLC that is not disregarded for federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the “Name” line.

Form W-9 (Rev. 12-2011)	Page 3

Other entities. Enter your business name as shown on required federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name/disregarded entity name” line.

Exempt Payee

If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the “Exempt payee” box in the line following the “Business name/disregarded entity name,” sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following payees are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2. The United States or any of its agencies or instrumentalities,

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6. A corporation,

7. A foreign central bank of issue,

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9. A futures commission merchant registered with the Commodity Futures Trading Commission,

10. A real estate investment trust,

11. An entity registered at all times during the tax year under the Investment Company Act of 1940,

12. A common trust fund operated by a bank under section 584(a),

13. A financial institution,

14. A middleman known in the investment community as a nominee or custodian, or

15. A trust exempt from tax under section 664 or described in section 4947.

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 15.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 9
Broker transactions	Exempt payees 1 through 5 and 7 through 13. Also, C corporations.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 5
Payments over $600 required to be reported and direct sales over $5,000 [1]	Generally, exempt payees 1 through 7 [2]

[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2]

However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney, and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on page 2), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, below, and items 4 and 5 on page 4 indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on the “Name” line must sign. Exempt payees, see Exempt Payee on page 3.

Signature requirements. Complete the certification as indicated in items 1 through 3, below, and items 4 and 5 on page 4.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

Form W-9 (Rev. 12-2011)	Page 4

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:		Give name and SSN of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]
5.	Sole proprietorship or disregarded entity owned by an individual	The owner [3]
6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor *
For this type of account:		Give name and EIN of:
7.	Disregarded entity not owned by an individual	The owner
8.	A valid trust, estate, or pension trust	Legal entity [4]
9.	Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11.	Partnership or multi-member LLC	The partnership
12.	A broker or registered nominee	The broker or nominee
13.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
[2]	Circle the minor’s name and furnish the minor’s SSN.

[3]

You must show your individual name and you may also enter your business or “DBA” name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4]

List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 1.

*Note.	Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

— Protect your SSN,

— Ensure your employer is protecting your SSN, and

— Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.